CONSENT OF COUNSEL

                  We consent to the reference to our Firm under the heading "Counsel and Independent Accountants" in Post-Effective Amendment No. 40 to the Registration Statement on Form N-1A of Short Term Income Fund, Inc. as filed with the Securities and Exchange Commission on or about June 7, 2002.



PAUL, HASTINGS, JANOFSKY & WALKER LLP

New York, New York
June 7, 2002